UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

LAREDO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171457	90-0822497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300 Jameson House
838 Hastings Street
Vancouver, British Columbia V6C0A6
(604) 669-9000
Registrant’s telephone number, including area code: 604-669-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

LAREDO RESOURCES CORP.

CURRENT REPORT ON FORM 8-K

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 AMENDMENT TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

Effective April 4, 2014 the Board of Directors has proposed and passed, along with majority shareholder consent, the following amendments to the Articles of Incorporation. The Amendment was filed with the Secretary of State of Nevada on April 4, 2014 increasing the authorized common stock of the Company from approximately two billion (1,969,999,900) shares of common stock to three billion (3,000,000,000) shares of common stock, par value $0.00001.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

COMMON SHARES

The Board of Directors has deemed it advisable to increase the authorized limit of the common stock to 3,000,000,000 shares at $0.00001 Par Value.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Unanimous Consent to Action in Lieu of a Special Meeting of the Board of Directors of Laredo Resources Corp., dated April 4, 2014.
99.2	Consent Action in Lieu of a Special Meeting of the Shareholders of Laredo Resources Corp., dated April 4, 2014.
99.3	Certificate to Accompany Restated Articles or Amended and Restated Articles dated April 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAREDO RESOURCES CORP.

Date: April 15, 2014	By:	/s/ Robert Gardner
Robert Gardner
Chief Executive Officer